Exhibt 1.02

                       ADELPHIA COMMUNICATIONS CORPORATION

                                  $350,000,000

                          7-7/8% Senior Notes due 2009



                             UNDERWRITING AGREEMENT

                                                                 April 23, 1999
CHASE SECURITIES INC.
SALOMON SMITH BARNEY INC.
SCOTIA CAPITAL MARKETS (USA) INC.
TD SECURITIES (USA) INC.
BARCLAYS CAPITAL, INC.
FLEET SECURITIES, INC.
NESBITT BURNS Securities Inc.
PNC CAPITAL MARKETS, INC.
     c/o Chase Securities Inc.
     270 Park Avenue, 4th floor
     New York, New York  10017


Ladies and Gentlemen:

                  Adelphia Communications Corporation, a Delaware corporation (the "Company"), may issue and sell from time to time a series of its debt securities registered under the registration statement referred to in Section 1(a) hereof. The Company proposes to sell to Chase Securities Inc. ("CSI") and Salomon Smith Barney Inc., Scotia Capital Markets (USA) Inc., TD Securities
(USA) Inc., PNC Capital Markets, Inc., Barclays Capital, Inc., Fleet Securities, Inc. and Nesbitt Burns (together with CSI, the "Underwriters") $350,000,000 in aggregate principal amount of its 7-7/8% Senior Notes due 2009 (collectively, the "Securities" and, individually, a "Security"). The Securities will be issued pursuant to an Indenture to be dated as of April 28, 1999 (the "Base Indenture") as supplemented by a First Supplemental Indenture (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture") between the Company and Bank of Montreal Trust Company, as trustee (the "Trustee"). The form of the Supplemental Indenture will be filed on Form 8-K and incorporated by reference as an exhibit to the registration statement referred to below. The Company recently announced the following pending acquisitions: Olympus Communications, L.P., FrontierVision Partners, L.P., Harron Communications Corp. and Century Communications Corp. (collectively, the "Acquired Companies"). With respect to the representations, warranties and agreements made by the Company in this Agreement concerning the Acquired Companies, such representations, warranties and agreements shall be limited to the knowledge of the Company in all cases.

                  1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the several Underwriters on and as of the date hereof and the Closing Date (as defined in Section 3) that:

                  (a) A registration statement (No. 333-74219), including a prospectus, with respect to the Securities have been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and have become effective. Copies of such registration statement have been delivered by the Company to you as the Underwriters. As used in this Agreement, (i) "Registration Statement" means each such registration statement, as amended and supplemented to the date hereof; (ii) "Preliminary Prospectus" means each prospectus (including all documents incorporated therein by reference or deemed to be incorporated by reference therein) included in the Registration Statement, or amendments or supplements thereof, before it became effective under the Securities Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations;
         (iii) "Basic Prospectus" means the prospectus included in the Registration Statement; and (iv) "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference (the "Incorporated Documents")) specifically relating to the Securities, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Prospectus, and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  (b) The Registration Statement and the Prospectus contain, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in Paragraph 4(c) hereof, all statements which are required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission under such Acts; the Indenture, with any amendments and supplements thereto will conform, with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statement, the Prospectus and the Incorporated Documents do not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not, at any time during the period specified in Paragraph 4(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from any Registration Statement or any Prospectus in reliance and based upon information furnished to the Company by or on behalf of any Underwriter, or as to any statements in or omissions from the Statement of Eligibility of the Trustee under the Indenture.

                  (c) Neither the Company nor any of the Acquired Companies has sustained since December 31, 1998 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any reduction in the consolidated stockholders' equity or change in the capital stock, as applicable (other than reductions in the ordinary course of business consistent with prior periods), material increase in the total amount of short-term debt (excluding trade payables) or long-term debt of the Company or any of its material subsidiaries (the "Subsidiaries", which term shall be deemed to include all of the Acquired Companies and each of their material subsidiaries for purposes of this Section 1) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners' equity, shareholders' equity or results of operations of the Company and its subsidiaries or any of the Acquired Companies and their subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

                  (d) Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries; except in any case that would not have a material adverse effect on the business, general affairs, management, financial position, partners equity or shareholders' equity (other than reductions in the ordinary course of business consistent with prior periods), results of operations or prospects of the Company and its Subsidiaries, taken as a whole a "Material Adverse Effect;"

                  (e) (i) Each of the Subsidiaries that are partnerships has been duly formed and is validly existing as a partnership in good standing under the laws of its state of formation, with full power and authority (partnership and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to so qualify would not have a Material Adverse Effect; and (ii) each of the Company and the Subsidiaries that are corporations has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to so qualify would not have a Material Adverse Effect;

                  (f) Each of the Company and its Subsidiaries has the ownership or authorized capitalizations, as the case may be, as set forth in the Prospectus, and all of the partnership interests of the Subsidiaries that are partnerships and all of the issued shares of capital stock of its Subsidiaries that are corporations have been duly and validly authorized and issued and with respect to shares of capital stock are fully paid and non-assessable; and all of the partnership interests of the Subsidiaries disclosed in the Prospectus as being owned directly or indirectly by the Company and all of the issued shares of capital stock of the Subsidiaries that are corporations disclosed in the Prospectus as being owned directly or indirectly by the Company have been duly and validly authorized and issued are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims (other than liens to secure indebtedness under credit facilities disclosed in the Prospectus); and ownership of the various interests and shares of the Company and its Subsidiaries is as described in the Prospectus;

                  (g) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, which will be substantially in the form previously delivered to the Underwriters; the Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms against the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus and will be in substantially the form previously delivered to the Underwriters;

                  (h) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System;

                  (i) Prior to the date hereof, none of the Company or any of their affiliates (other than the Underwriters or any person acting on their behalf as to which the Company makes no representation) has taken, directly or indirectly, any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

                  (j) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument (including, without limitation, any license or franchise granted to the Company or one of its Subsidiaries by a local franchising governmental body) to which the

         Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or has rights under or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or its Subsidiaries that are corporations or the certificates of limited partnership or the partnership agreements of its Subsidiaries that are partnerships or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, other than such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

                  (k) None of the Company or its Subsidiaries is in violation of its certificate of incorporation or bylaws, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument (including, without limitation, any license or franchise granted to the Company or a subsidiary by a local franchising governmental body) to which the Company or a subsidiary is a party or by which it or any of its properties may be bound, except for such defaults as would not have individually or in the aggregate a Material Adverse Effect;

                  (l) The statements set forth in the Prospectus under the caption "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Securities, and incorporated by reference in the Prospectus from the Form 10-K and Forms 10-Q (each as defined in the Prospectus) under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as applicable, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                  (m) None of the Company or its Subsidiaries is or, after giving effect to the offering and sale of the Securities, will be an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (n) None of the Company, its Subsidiaries or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                  (o) Other than as set forth in the Prospectus (including those matters referred to therein relating to general rulemakings and similar matters relating generally to the cable television industry), there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others; and except with respect to general rulemakings and similar matters relating generally to the cable television industry, during the time the Systems (as defined below) have been owned by the Company or a subsidiary (i) there has been no adverse judgment, order, or decree issued by the United States Federal Communications Commission (the "FCC") relating to any of the Systems that has not been disclosed in the Prospectus that would be required to be disclosed in a public offering registered under the Securities Act; (ii) there are no actions, suits, proceedings, inquiries or investigations by the FCC pending or threatened in writing against or affecting the Company, any of its Subsidiaries or any System; and (iii) to the Company's knowledge, after due inquiry, there is no reasonable basis for any such action, suit, proceeding or investigation;

                  (p) Each of Deloitte & Touche LLP, who has reported on the financial statements of the Company and some of the Acquired Companies, and KPMG LLP, who has reported on the financial statements of some of the Acquired Companies, is an independent public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder;

                  (q) This Agreement has been duly authorized, executed and delivered by the Company;

                  (r) Except for matters covered by paragraph (v) below or with respect to matters that would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and its Subsidiaries have made all filings, recordings and registrations with, and possess all validations or exemptions, approvals, orders, authorizations, consents, licenses, certificates and permits from, the FCC, applicable public utilities and other federal, state and local regulatory or governmental bodies and authorities or any subdivision thereof, including, without limitation, cable television franchises, pole attachment agreements, and cable antenna relay service, broadcast auxiliary, earth station, business radio, microwave or special safety radio service licenses issued by the FCC (collectively, the "Authorizations") necessary or appropriate to own, operate and construct the cable communication systems owned by them (the "Systems") or otherwise for the operation of their businesses and are not in violation thereof; (ii) all such Authorizations are in full force and effect, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any Authorization which is necessary or appropriate to own, operate and construct the Systems or otherwise for the operation of any such business; (iii) none of the Company or any of its Subsidiaries is in violation of any duty or obligation required by the United States Communications Act of 1934, as amended (the "Communications Act"), or any FCC rule or regulation applicable to the operation of any portion of any of the Systems; (iv) none of the Company or any of its Subsidiaries is in violation of any duty or obligation required by state or local laws, or local rules or regulations applicable to the operation of any portion of any of the Systems; (v) there is not pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened, any action by the FCC or state or local regulatory authority to modify, revoke, cancel, suspend or refuse to renew any Authorization; (vi) other than as described in the Prospectus, there is not now issued or outstanding or, to the best knowledge of the Company or any of its Subsidiaries, threatened, any notice of any hearing, material violation or material complaint against the Company or any of its Subsidiaries with respect to the operation of any portion of the Systems and none of the Company or its Subsidiaries has any knowledge that any person intends to contest renewal of any material Authorization;

                  (s) (i) (A) The Company and its Subsidiaries have entered into, or have rights under, all required programming agreements (including, without limitation, all non-broadcast affiliation agreements under which the Company and its Subsidiaries are accorded retransmission rights relating to programming that the Systems provide to their customers) that are material to the conduct of their business as described in the Prospectus; and (B) all such material agreements are in full force and effect and none of the Company, any of its Subsidiaries or any of its affiliates has received any written notice of revocation or material modifications of such material agreements; and (ii)(A) either the Company or its Subsidiaries has entered into agreements with the television stations that have notified the Company or its Subsidiaries that such station's respective consent is required to carry such stations on the Systems or has ceased carrying such stations; (B) all such agreements grant the Company or one of its Subsidiaries retransmission consent in exchange for various non-cash consideration; and (C) all such agreements are in full force and effect and are not subject to revocation (except in the case of material breach by the Company or its Subsidiaries) or material modifications, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material modification of any such agreement, except where the failure of such agreements to be in full force and effect or such revocation would not, in either case, individually or in the aggregate have a Material Adverse Effect;

                  (t) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, (i) all registration statements and all other documents (including but not limited to annual reports) required by the FCC in connection with the operation of the Systems have been filed with the FCC; (ii) all frequencies within the restricted aeronautical and navigational bands (i.e., 108-136 MHz and 225-400 MHz) which are currently being used in connection with the operation of the Systems have been authorized for such use by the FCC;
         (iii) each of the Systems subject to Equal Employment Opportunity Commission ("EEOC") compliance certification by the FCC has been certified by the FCC for annual EEOC compliance during the time such Systems have been owned by the Company or its Subsidiaries; and (iv) all towers associated with the Systems are in compliance with the rules and regulations of the United States Federal Aviation Administration;

                  (u) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, none of the Company or any of its Subsidiaries is in breach or violation of, or in default under, any of the terms, conditions or provisions of the Communications Act or the rules, regulations or policies of the FCC thereunder;

                  (v) (i) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, all statements of accounts and any other filings that are required under Section 111 of the United States Copyright Act of 1976, as amended, in connection with the retransmission of any broadcast television and radio signals on the Systems have been timely filed with the United States Copyright Office and indicated royalty payments have been made for each System for each accounting period during which such Systems have been owned by the Company or its Subsidiaries; (ii) none of the Company, any of its

         Subsidiaries or any System has received any inquiry or request from the United States Copyright Office or from any other party challenging or questioning any such statements of account or royalty payments; and
         (iii) no claim of copyright infringement has been made or threatened in writing against the Company, any of its Subsidiaries or any System;

                  (w) Neither the execution and delivery of this Agreement or the Indenture, nor the consummation of the transactions contemplated hereby and thereby or by the Prospectus under "Use of Proceeds," nor compliance with the terms, conditions and provisions thereof by the Company, will conflict with the Communications Act or the rules, regulations or policies of the FCC thereunder, or will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any material license, permit, franchise, certificate, consent, authorization, designation, declaration, filing, registration or qualification;

                  (x) Neither the execution and delivery of this Agreement or the Indenture, nor the execution, delivery, offer, issuance and sale of the Securities, nor compliance with the terms, conditions and provisions thereof by the Company, requires any license, permit, franchise, certificate, consent, authorization, designation, declaration, filing, registration or qualification by or with the FCC; and

                  (y) The representations and warranties of the Company in the Company's Class A Common Stock Underwriting Agreement, dated as of April 23, 1999, are true and correct in all material respects as of the date hereof and the Closing Date.

                  2. Purchase of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Underwriter on Schedule 1 hereto at a purchase price equal to 98.5% of the principal amount thereof.

                  The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein. The Company acknowledges and agrees that the Underwriters may sell Securities to any affiliate of an Underwriter and that any such affiliate may sell Securities purchased by it to an Underwriter.

                  3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Latham & Watkins, New York, New York, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M., New York City time, on April 28, 1999, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Underwriters and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

                  (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next-day funds, or by such other means as the parties hereto shall agree prior to the Closing Date, against delivery to the Underwriters of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this

         Agreement is a further condition of the obligations of the Underwriters hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as CSI on behalf of the Underwriters shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by CSI on behalf of the Underwriters in New York, New York at least 24 hours prior to the Closing Date.

                  4. Further Agreements of the Company. The Company agrees with each of the several Underwriters:

                  (a) To furnish promptly to the Underwriters and to counsel for the Underwriters a conformed copy of each Registration Statement as originally filed and each amendment or supplement thereto filed prior to the date hereof or relating to or covering the Securities, and a copy of each Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith and to file with the Commission pursuant to Rule 424 a prospectus supplement, in form and substance satisfactory to CSI and its counsel, relating to the offering contemplated hereby no later than the close of business on April 26, 1999;
                  (b) To deliver promptly to the Underwriters such reasonable number of the following documents as the Underwriters may request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement), (ii) the Prospectus and (iii) any documents incorporated by reference in the Prospectus;

                  (c) During such period following the date hereof as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered, to comply with the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations under each thereof, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to paragraph (d) below, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request;

                  (d) Prior to filing with the Commission during the period referred to in (c) above (i) any amendment to the Registration Statement, (ii) the Prospectus or any amendment thereto, (iii) the prospectus supplement utilized in connection with this offering or any amendment or supplement thereto, or (iv) any document incorporated by reference in any of the foregoing or any amendment or supplement to such incorporated document, to furnish a copy thereof to the Underwriters and to counsel for the Underwriters and not to file any document that shall have been disapproved by the Underwriters;

                  (e) To advise the Underwriters promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Securities becomes effective or any supplement to the Prospectus shall have been filed, (ii) of any comments from the Commission or any request or proposed request by the Commission for an amendment or supplement to the Registration Statement (insofar as the amendment or supplement relates to or covers the Securities), to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus,
         (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading;

                  (f) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

                  (g) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering and sale of the Securities;

                  (h) as soon as practicable to make generally available to the Company's security holders and to deliver to the Underwriters an earning statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule
         158);

                  (i) for so long as the Securities are outstanding, to furnish to the Underwriters copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (j) to promptly take from time to time such actions as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may reasonably request; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

                  (k) not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

                  (l) in connection with the offering of the Securities, until CSI on behalf of the Underwriters shall have notified the Company of the completion of the distribution of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

                  (m) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Underwriters and to cooperate with the Underwriters and Underwriters' counsel with their due diligence review through the Closing Date;

                  (n) to furnish to each of the Underwriters on the date hereof a copy of each of the independent accountants' reports included in Registration Statement signed by the accountants rendering such reports;

                  (o) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

                  (p) to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

                  (q) to not take any action prior to the Closing Date which would require the Prospectus to be amended or supplemented pursuant to
         Section 4(c); and

                  (r) to apply the net proceeds from the sale of the Securities as set forth in the Prospectus under the heading "Use of Proceeds".

                  5. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus and supplement referred to in Section 4(a) of this Agreement shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

                  (b) The Prospectus (and any amendments or supplements thereto) shall have been printed and copies distributed to the Underwriters as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Underwriters may agree.

                  (c) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Indenture and the Securities (collectively, the "Transaction Documents") and the Prospectus, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Underwriters, and the Company shall have furnished to the Underwriters all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Buchanan Ingersoll Professional Corporation, counsel for the Company, dated the Closing Date and addressed to the Underwriters, to the effect that:

                                    (i) The Company has been duly incorporated
                  and is validly existing as a corporation in good standing under the laws of the state of its formation with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                                    (ii) This Agreement has been duly
                  authorized, executed and delivered by the Company;

                                    (iii) The Securities have been duly
                  authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and further except that (a) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or by public policy, and (b) waivers as to usury, stay or extension laws may be unenforceable; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

                                    (iv) The Indenture has been duly authorized,
                  executed and delivered by the Company and duly qualified under the Trust Indenture Act, assuming that the Indenture is a valid and binding agreement of the Trustee, constitutes a valid and legally binding instrument, enforceable in accordance with its terms against the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and further except that (a) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or by public policy, and (b) waivers as to usury, stay or extension laws may be unenforceable;

                                    (v) The Registration Statement has become
                  effective under the Securities Act and the Prospectus (including the prospectus supplement contemplated by Section 4(a) hereof) was filed pursuant to Rule 424(b) of the Rules and Regulations and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission;

                                    (vi) The Registration Statement and the
                  Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder;

                                    (vii) The issue and sale of the Securities
                  and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not contravene the provisions of the certificate of incorporation and bylaws of the Company, or to the best of our knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company;

                                    (viii) The statements set forth in the
                  Prospectus under the caption "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Securities, are accurate in all material respects, and the statements in the Prospectus under the heading "Certain United States Tax Considerations to Non-United States Holders," insofar as they purport to constitute a summary of laws, governmental rules or regulations or documents, are accurate in all material respects;

                                    (ix) The Company is not an "investment
                  company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act; and

                  In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company and its subsidiaries, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon facts provided by officers and other representatives of the Company), no facts have come to the attention of such counsel that lead such counsel to believe that the Registration Statement, as of the date it was declared effective, or the Prospectus, as of its date or as of the Closing Date, in each case including the Incorporated Documents, contained or contains any untrue statement of material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial and statistical data included therein).

                  The opinion of such counsel may be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Randall D. Fisher, Esq., General Counsel to the Company, dated the Closing Date and addressed to the Underwriters, to the effect that:

                                    (i) Except as set forth in the Prospectus,
                  each of the Company and its subsidiaries has all of the licenses, permits, franchises and authorizations, if any, required by the relevant governmental authorities of each of New York, Virginia, Pennsylvania, Ohio, New Jersey, Massachusetts, New Hampshire, Vermont, Michigan and Connecticut and/or its political subdivisions for the provision of cable television service (as such counsel understands service to be provided which may be based on a certificate of an officer of the Company, provided that such counsel shall state that they believe that both the Underwriters and he are justified in relying on such certificate), where the failure to obtain or hold such license, permit, franchise or authorization would have a Material Adverse Effect;

                                    (ii) To the best of such counsel's knowledge
                  after due inquiry, each of the Company and its subsidiaries has made all filings, reports, applications and submissions required by the laws and ordinances relating to cable services of each of New York, Virginia, Pennsylvania, Ohio, New Jersey, Massachusetts, New Hampshire, Vermont, Michigan and Connecticut, and the ordinances of the state's political subdivisions relating thereto, and the rules and regulations promulgated therewith;

                                    (iii) Each of the Company and its
                  subsidiaries has the consents, approvals, authorizations, licenses, certificates, permits, or orders of any governmental authorities of the each of New York, Virginia, Pennsylvania, Ohio, New Jersey, Massachusetts, New Hampshire, Vermont, Michigan and Connecticut, and its political subdivisions, if any, required for the consummations of the transactions contemplated in the Underwriting Agreement where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would have a Material Adverse Effect;

                                    (iv) There are no actions, suits or
                  proceedings pending or, to the best of such counsel's knowledge, threatened by or before any court or governmental body each of New York, Virginia, Pennsylvania, Ohio, New Jersey, Massachusetts, New Hampshire, Vermont, Michigan and Connecticut, against or affecting any of the Company or its subsidiaries, or the business of the Company and its subsidiaries;

                                    (v) The statements in the Prospectus under
                  the headings "Risk Factors - We are Subject to Extensive Regulation" and "Risk Factors - Competition," insofar as they relate to the Company and its subsidiaries operations each of New York, Virginia, Pennsylvania, Ohio, New Jersey, Massachusetts, New Hampshire, Vermont, Michigan and Connecticut, and purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; and

                                    (vi) Neither the execution and delivery of
                  the Underwriting Agreement nor the offering of the Securities contemplated thereby will conflict with or result in a violation of any order or regulation of each of New York, Virginia, Pennsylvania, Ohio, New Jersey, Massachusetts, New Hampshire, Vermont, Michigan and Connecticut, or its political subdivisions applicable to the Company and its subsidiaries, the conflict with or the violation of which would have a material adverse effect on the Company and its subsidiaries.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Colin H. Higgin, Deputy General Counsel to the Company, dated the Closing Date and addressed to the Underwriters, to the effect that:

                                    (i) None of the Company or its subsidiaries
                  is in violation of its certificate of incorporation, by-laws, certificate of limited partnership or partnership agreement, as applicable, or in default in the performance or observance of any material obligation, covenant or condition contained in any partnership agreement, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                                    (ii) Each of the Company and its
                  subsidiaries has been duly qualified as a foreign corporation or partnership, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to so qualify would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both the Underwriters and he are justified in relying upon such opinions and certificates);

                                    (iii) Each subsidiary of the Company is
                  owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens to secure indebtedness under credit facilities disclosed in the Prospectus) (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both the Underwriters and he are justified in relying upon such opinions and certificates);

                                    (iv) To the best of such counsel's knowledge
                  and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholder's equity, partners' equity, or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                                    (v) The issue and sale of the Securities and
                  the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not, to the best of my knowledge after due inquiry, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any material indenture, mortgage, deed of trust, sale/leaseback transaction, loan agreement or other similar financing agreement, or instrument or other agreement or instrument (including, without limitation, any license or franchise granted to the Company or a subsidiary by a local franchising governmental body) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation, by-laws, the certificate of limited partnership or the partnership agreements of the Company and its subsidiaries, as appropriate, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and

                                    (vi) No consent, approval, authorization,
                  order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Securities by the Underwriters.

                  In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company and its subsidiaries, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon facts provided by officers and other representatives of the Company), no facts have come to the attention of such counsel that lead such counsel to believe that the Registration Statement, as of the date it was declared effective, or the Prospectus, as of its date or as of the Closing Date, in each case including the Incorporated Documents, contained or contains any untrue statement of material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial and statistical data included therein).

                  (h) The Underwriters shall have received on the Closing Date an opinion of Fleischman & Walsh, P.C., special regulatory counsel for the Company and its subsidiaries, dated the Closing Date, and addressed to the Underwriters to the effect that:

                                    (i) The communities listed in Section A of
                  Attachment 1 to the opinion have been registered with the FCC in connection with the operation of the Systems. The filing of a registration statement constitutes initial FCC authorization for the commencement of cable television operations in the community registered.

                                    (ii) The subsidiaries hold certain FCC
                  licenses, as that term is defined below ("FCC Licenses"). All FCC Licenses and receive-only earth station registrations held by the subsidiaries in connection with the operation of the Cable Systems are listed on Attachment 1 to the Opinion. To the best of our knowledge, all such FCC Licenses have been validly issued or assigned to the present licensee and are currently in full force and effect. We have no knowledge of any event which would allow, or after notice or lapse of time which would allow, revocation or termination of any FCC License held by the subsidiaries or would result in any other material impairment of the rights of the holder of such license. To the best of our knowledge, no other FCC Licenses are required in connection with the operation of the Cable Systems by the subsidiaries in the manner we have advised they are presently being operated. For the purposes of this opinion, an FCC License is defined as an authorization, or renewal thereof, issued by the FCC authorizing the transmission of radio energy through the airways.

                                    (iii) Other than proceedings affecting the
                  cable television industry generally, there is no action, suit or proceeding pending before or, to the best of our knowledge, threatened by the FCC which is reasonably likely to have a materially adverse impact upon the cable television operations of the Company and its subsidiaries taken as a whole.

                                    (iv) To the best of our knowledge after due
                  inquiry, the Company and the subsidiaries have filed all current and routine filings, reports, applications and submissions required under the Communications Act, as amended, and under the rules and regulations of the FCC.

                                    (v) The subsidiaries hold all authorizations
                  and/or have filed all notifications required by the FCC in connection with their operation on all frequencies in the 108-137 MHz and 225-400 MHz bands which we have been advised are currently being utilized on the Cable Systems. The geographic and technical parameters with respect to the authorized use of these frequencies are listed on Attachment 1 hereto.

                                    (vi) The employment units covered by the
                  Cable Systems and operated by the subsidiaries have been certified, where required, by the FCC for compliance with equal employment opportunity requirements in each of calendar years 1992 through 1996 in which such Cable Systems have been owned and operated by the Company or the subsidiaries. Employment certification records for the years prior to 1992 have been purged from the FCC's database and are therefore outside the scope of this opinion.

                                    (vii) Statements of Account required by
                  Section 111 of the Copyright Act of 1976, as amended have been filed, together with royalty payments accompanying said Statements of Account, with the U.S. Copyright Office for the Cable Systems covering each of the accounting periods beginning with January 1 through June 30, 1994 accounting period and ending with the July 1 through December 31, 1996 accounting period during which such Cable Systems have been operated by the subsidiaries. We have not received the information or calculations contained in these Statements, and express no opinion with respect to the accuracy thereof. To the best of our knowledge, there are no currently outstanding inquiries received from the U.S. Copyright Office or any other party which question the copyright filings or payments made by the Company or the subsidiaries with respect to the Cable Systems. It is possible that there may be matters pending before the U.S. Copyright Office relating to the Cable Systems, the Company or the subsidiaries of which we do not have knowledge because such matters have not yet been incorporated into the available public files of the U.S. Copyright Office. However, we are not aware of the pending or threatened claim, action or demand for copyright infringement or for non-payment of royalties with respect to the Statements of Account or related royalty payments filed by the Company and the subsidiaries for the Cable Systems.

                                    (viii) The Company has obtained all
                  consents, approvals and authorizations of the FCC, if any, required for the consummation of the transactions of the transactions contemplated in the Underwriting Agreement where the failure to obtain the consents, approval, authorizations, licenses, certificates, permits or orders would reasonably be expected to have a materially adverse impact on the Company or the subsidiaries.

                                    (ix) Neither the execution and delivery of
                  the Underwriting Agreement nor the offering of the Securities contemplated thereby will conflict with or result in a violation of any order or regulation of the FCC applicable to the Company and the subsidiaries, the conflict with or the violation of which would reasonably be expected to have a materially adverse impact on the Company or the subsidiaries. However, we call your attention to the following.

                                    (x) Under the Securities Act as now in
                  effect, the sale or other disposition of certain pledged collateral and the exercise of certain other rights and remedies conferred upon you by any agreement or by applicable law might constitute an assignment of an FCC licensee, or transfer of control of an FCC license, requiring for its consummation the prior consent of the FCC granted upon an appropriate application thereof.

                                    (xi) Under the Securities Act as now in
                  effect, and as now interpreted by the FCC, no valid security interest may be granted in an FCC license. To the extent that the Underwriting Agreement and/or related financing documents purport to grant to you a security interest in any FCC licenses, such security interest may not be legally enforceable.

                                    (xii) In the course of our representation of
                  the Company and its subsidiaries, no matters have come to our attention, other than matters affecting the cable television industry generally, which would reasonable be expected to have a materially adverse impact upon the cable television operations of the Company and the subsidiaries taken as a whole.

                                    (xiii) In our opinion, the Statements in the
                  Prospectus under the headings "Risk Factors - We are Subject to Extensive Regulation" and "Risk Factors Competition," insofar as the purport to describe the provisions of the law referred to therein, are accurate, complete and fair in all material respects.

                  (i) The Underwriters shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

                  (j) The Company shall have furnished to the Underwriters a letter from each of Deloitte & Touche LLP and KPMG LLP, addressed to the Underwriters and dated the Closing Date covering the matters previously requested by Latham & Watkins, in form and substance satisfactory to CSI and their counsel in their sole discretion.

                  (k) The Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (A) such officers have carefully examined the Registration Statement and the Prospectus, (B) in their opinion, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement and the Prospectus so that the Registration Statement and the Prospectus (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer's knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements contained in the Registration Statement and the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company or any of its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

                  (l) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (m) If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Underwriters reasonably in advance of the Closing Date.

                  (n) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus (exclusive of any supplement thereto).

                  (o) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (p) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities or preferred stock.

                  (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Prospectus (exclusive of any amendment or supplement thereto).

                  (r) The acquisition agreements relating to each of the Acquired Companies are still in force and effect and no actions have been taken to terminate any of such agreements.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  6. Effectiveness and Termination. This Agreement shall become effective upon the execution of this Agreement. The obligations of the Underwriters hereunder may be terminated by the Underwriters, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(n), (o), (p) or (q) shall have occurred and be continuing.

                  7. Defaulting Underwriters. (a) If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the non-defaulting Underwriters may make arrangements for the purchase of the Securities which such defaulting Underwriter agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Underwriters, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriters" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Underwriter agreed but failed to purchase.

                  (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.

                  8. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Underwriters in connection with this Agreement and the proposed public offering and sale of the Securities, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of such expenses.

                  9. Indemnification. (a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Underwriter), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein (the "Underwriters' Information"); and provided, further, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this
Section 9(a) shall not inure to the benefit of any such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 4(a).

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and

Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Underwriters' Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of the Company and the Underwriters in this
Section 9 and in Section 10 are in addition to any other liability that the Company or the Underwriters, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  10. Contribution. If the indemnification provided for in
Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any Underwriters' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

                  11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  12. Expenses. The Company agrees with the Underwriters to pay
(a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing the Indenture, this Agreement and any underwriting and selling group documents; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Securities; (f) the fees and expenses of the Company's counsel and independent accountants; (g) the fees and expenses of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Underwriters); (h) any fees charged by rating agencies for rating the Securities; (i) all fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 12 and Section 8, the Underwriters shall pay their own costs and expenses.

                  13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  14. Notices, etc.. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: James Casey (telecopier no.: (212) 270-0994); or

                  (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (telecopier no.: (814) 260-7098);

provided that any notice to an Underwriter pursuant to Section 9(c) shall also be delivered or sent by mail to such Underwriter at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by CSI.

                  15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

                  16. Underwriters' Information. The parties hereto acknowledge and agree that the Underwriters' Information consists solely of the following information in any Preliminary Prospectus and the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the Prospectus under the heading "Underwriting".

                  17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                   Very truly yours,

                                           ADELPHIA COMMUNICATIONS CORPORATION


                                             By /s/ James Brown
                                             Name:  James Brown
                                             Title: Vice-President
Accepted:

CHASE SECURITIES INC.,
on behalf of itself and the other
Underwriters listed on Schedule 1 hereto



By /s/ Christopher Linneman
         Authorized Signatory


Address for notices pursuant to Section 9(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department



                                   SCHEDULE 1

                                                          Principal
                                                            Amount
Underwriters                                            of Securities
------------                                            -------------
Chase Securities Inc.                                    $157,500,000
Salomon Smith Barney Inc.                                  45,290,000
Scotia Capital Markets (USA) Inc.                          45,290,000
TD Securities (USA) Inc.                                   45,290,000
Barclays Capital, Inc.                                     22,610,000
Fleet Securities, Inc.                                     11,340,000
Nesbitt Burns Securities Inc.                              11,340,000
PNC Capital Markets, Inc.                                  11,340,000
                                                          -----------
         Total                                           $350,000,000
